As filed with the Securities and Exchange Commission on June10, 2001

                                                    Registration No. 33-27749


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------


                                 CTS CORPORATION
             (Exact name of registrant as specified in its charter)



            Indiana                                      35-0225010
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)
                               -------------------

                            905 West Boulevard North
                             Elkhart, Indiana 46514
              (Address and Zip Code of Principal Executive Offices)

                               ------------------

                     CTS CORPORATION 1986 STOCK OPTION PLAN
                            (Full title of the plan)
                               ------------------


                             Richard G. Cutter, III
                       Vice President, Assistant Secretary
                               and General Counsel
                            905 West Boulevard North
                             Elkhart, Indiana 46514
                     (Name and address of agent for service)

                                 (219) 293-7511
          (Telephone number, including area code, of agent for service)
                         ------------------------------

          ThisPost-Effective Amendment is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Company's offering.

           This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange
        Commission pursuant to Rule 464 under the Securities Act of 1933.


================================================================================

                           Termination of Registration
                           ---------------------------


                  CTS Corporation (the "Company") filed its Registration Statement No. 33-27749 on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on April 12, 1989, in order to effect the registration of 300,000 of the Company's Common Shares, without par value (the "Common Shares"), which were to be issued to certain employees under the Company's 1986 Stock Option Plan.

                  The Plan has been terminated. Pursuant to the undertaking incorporated by reference in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the Common Shares that have not been issued under the Plan and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, CTS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on this 1st day of June, 2001.



                                     CTS CORPORATION


                                     By /S/Jeannine M. Davis
                                       -----------------------------------
                                       Jeannine M. Davis
                                       Executive Vice President Administration
                                       and Secretary